UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

MALIBU BOATS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36290	46-4024640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5075 Kimberly Way Loudon, Tennessee	37774
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (865) 458-5478

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 13 and 14, 2014 and July 3, 2014, in connection with transfers of membership units of Malibu Boats Holdings, LLC (the “LLC”) by certain members of the LLC to various individuals and entities (the “New LLC Members”), Malibu Boats, Inc. (the “Company”) issued a total of twelve shares of its Class B Common Stock, par value $0.01 per share (“Class B Common Stock”), to the New LLC Members for nominal consideration. These shares of Class B Common Stock were issued in reliance on the exemption under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transfers, the Company also cancelled three shares of its Class B Common Stock.

Item 7.01.	Regulation FD Disclosure.

On July 9, 2014, the Company issued a press release announcing the pricing of its follow-on offering of Class A Common Stock, par value $0.01 per share. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and the related Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Malibu Boats, Inc., dated July 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALIBU BOATS, INC.

Date: July 9, 2014	By:	/s/ Wayne R. Wilson
Wayne R. Wilson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Malibu Boats, Inc., dated July 9, 2014.